UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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GENCO SHIPPING & TRADING LIMITED
(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Genco Shipping & Trading Limited
299 Park Avenue (20th Floor)
New York, New York 10171
(646) 443-8550

March 29, 2010

Dear Shareholder:

You are cordially invited to attend the 2010 Annual Meeting of Shareholders which will be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY at 1:00 p.m. on Thursday, May 13, 2010.  Your Board of Directors looks forward to greeting those shareholders that are able to attend.  On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement.

For the Annual Meeting, we are pleased to take advantage of the “Notice and Access” rule adopted by the Securities and Exchange Commission to furnish proxy materials to shareholders over the internet.  We believe this new process will provide you with an efficient and quick way to access your proxy materials and vote your shares, while allowing us to reduce the environmental impact of our Annual Meeting and the costs of printing and distributing the proxy materials.  On or about April 1, 2010, we intend to mail to most shareholders only a Notice of Internet Availability of Proxy Materials that tells them how to access and review information contained in the proxy materials and vote electronically over the internet.  If you received only the Notice in the mail, you will not receive a printed copy of the proxy materials in the mail unless you request the materials by following the instructions included in the Notice.

At the Annual Meeting, you will be asked to elect two Class II Directors and ratify the appointment of Deloitte & Touche LLP as the company’s auditors for the fiscal year ending December 31, 2010.  Your Board of Directors recommends that you vote FOR these proposals that are more fully described in the accompanying proxy statement.

Whether or not you expect to attend the Annual Meeting, it is important that your shares be represented.  Please vote your shares using the internet or a toll-free telephone number, or by requesting a printed copy of the proxy materials and completing and returning by mail the proxy card and you will receive in response to your request.  Instructions on using each of these voting methods are outlined in the proxy statement. Your cooperation will ensure that your shares are voted.

Thank you for your continued support.

Sincerely,

/s/ Peter C. Georgiopoulos
Peter C. Georgiopoulos
Chairman

Genco Shipping & Trading Limited
299 Park Avenue, 20th Floor
New York, New York 10171

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 13, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Genco Shipping & Trading Limited, a Marshall Islands corporation (“Genco”), will be held on May 13, 2010 at 1:00 p.m. (local time), at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY  for the following purposes:

1.	To elect Nathaniel C.A. Kramer and Mark F. Polzin as Class II Directors to the Board of Directors of Genco;

2.	To ratify the appointment of Deloitte & Touche LLP as the independent auditors of Genco for the fiscal year ending December 31, 2010; and

3.	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

Shareholders of record at the close of business on March 15, 2010 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of such shareholders will be available at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting. If you do not expect to be present at the Annual Meeting, you are requested to fill in, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Annual Meeting.  Shareholders of record also have the option of voting by using a toll-free telephone number or via the Internet. Instructions for using these services are included on the proxy card.  In the event you decide to attend the Annual Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person in accordance with the procedures described in the accompanying proxy statement.

YOUR VOTE IS IMPORTANT

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE VOTE BY TELEPHONE, INTERNET, OR BY MAIL.  PLEASE REFER TO THE ENCLOSED PROXY FOR INFORMATION ON HOW TO VOTE BY TELEPHONE OR INTERNET.  IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

/s/ John C. Wobensmith
John C. Wobensmith
Chief Financial Officer, Principal
Accounting Officer, Secretary and Treasurer

New York, New York
March 29, 2010

Genco Shipping & Trading Limited
299 Park Avenue (20th Floor)
New York, New York 10171
(646) 443-8550

__________________

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 13, 2010

__________________

This proxy statement is furnished to shareholders of Genco Shipping & Trading Limited (“Genco” or the “Company”) in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of Genco (the “Board”) for use in voting at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY, on May 13, 2010 at 1:00 p.m., and at any adjournment or postponement thereof.

This proxy statement, the accompanying form of proxy and the Notice of Internet Availability are first being mailed to shareholders on or about April 1, 2010.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Purpose of the Annual Meeting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this proxy statement.

Record Date and Outstanding Shares

The Board has fixed the close of business on March 15, 2010 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments or postponements thereof.  As of March 15, 2010, Genco had issued and outstanding 31,917,798 shares of common stock. The common stock comprises all of Genco’s issued and outstanding voting stock.  Genco’s common stock began trading on the New York Stock Exchange (NYSE) on April 11, 2007.  Prior to this date, Genco’s common stock traded on the NASDAQ Global Select Market.

Revocability and Voting of Proxies

Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

•	by writing a letter delivered to John C. Wobensmith, Secretary of Genco, stating that the proxy is revoked;
•	by submitting another proxy with a later date; or
•	by attending the Annual Meeting and voting in person.

Please note, however, that if a shareholder’s shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Annual Meeting, the shareholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that shareholder’s beneficial ownership of the shares.

Unless we receive specific instructions to the contrary or unless such proxy is revoked, shares represented by each properly executed proxy will be voted: (i) FOR the election of each of Genco’s nominees as a director; (ii) FOR the ratification of the appointment of Deloitte & Touche LLP as the independent auditors of Genco for the fiscal year ending December 31, 2010; and (iii) with respect to any other matters that may properly come before the Annual Meeting, at the discretion of the proxy holders. Genco does not presently anticipate any other business will be presented for action at the Annual Meeting.

Voting at the Annual Meeting

Each share of common stock outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of the shareholders, including the election of directors. Cumulative voting by shareholders is not permitted.

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

A plurality of the votes cast is required for the election of directors. Abstentions and broker non-votes are not counted for the purpose of the election of directors.  Please note that this year, the rules regarding how brokers may vote your shares have changed. Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote. We encourage you to provide instructions to your broker regarding the voting of your shares.

The affirmative vote of a majority of the common shares represented and entitled to vote at the Annual Meeting is required for approval of Proposal Two.  Abstentions and broker “non-votes” will have the same effect as a vote “against” Proposal Two.

For directions to be able to attend the meeting and vote in person, please contact us by sending an e-mail to finance@gencoshipping.com.

Solicitation

We will pay the costs relating to this proxy statement, the proxy and the Annual Meeting. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and regular employees may also solicit proxies. They will not receive any additional pay for the solicitation.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to Be Held May 13, 2010.

Our Proxy Statement and Annual Report to Shareholders are
available at www.proxyvote.com.

Your vote is important. Thank you for voting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Under Genco’s Certificate of Incorporation, as amended, the Board of Directors is classified into three classes. The two directors serving in Class II have terms expiring at the 2010 Annual Meeting. The Board of Directors has nominated the Class II directors currently serving on the Board of Directors, Nathaniel C.A. Kramer and Mark F. Polzin, for re-election to serve as Class II directors of the Company for a three-year term until the 2013 Annual Meeting of Shareholders of the Company and until their successors are elected and qualified or until their earlier resignation or removal.  Although management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as the holders of the proxies may, in their discretion, determine.

Directors are elected by a plurality of the votes cast at the Annual Meeting, either in person or by proxy. Votes that are withheld will be excluded entirely from the vote and will have no effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION (ITEM 1 ON THE ENCLOSED PROXY CARD) OF MESSRS. KRAMER AND POLZIN AS CLASS II DIRECTORS.

Nominee Information

The following table sets forth information regarding the nominees for election or re-election as Class II Directors:

Name	Age	Class	Position

Nathaniel C.A. Kramer	48	II	Director
Mark F. Polzin	64	II	Director

Nathaniel C. A. Kramer has served as director of our company since July 27, 2005. Mr. Kramer is a principal at Mercantile Capital Group LLC, a private equity firm with offices in New York and Chicago, and Managing Director of his firm’s New York office from 1999 to present. He brings over 20 years of investment experience in both the public and private capital markets. He started his career with Allen and Company, a private equity firm, and recently served as its Vice President. Mr. Kramer has led investments in a wide range of industries including telecommunications, wireless infrastructure, waste management, data communications, B2B commerce and Internet infrastructure sectors. Mr. Kramer also serves on the boards of Lifetopia, formerly MoveOnIn, Inc., and Vsource, Inc., and until 2005, served on the board of Environmental Asset Management. As a result of these and other professional experiences, Mr. Kramer possesses knowledge and experience regarding finance and the capital markets that strengthen the Board’s collective qualifications, skills and experience.

Mark F. Polzin has served as a director of our company since July 27, 2005. Mr. Polzin is President of Ranch Fiduciary Corporation, Farms Fiduciary Corporation, and Laurel Fiduciary Corporation. Mr. Polzin is also Manager of Wyoming Consulting LLC, a director of The Oversight Company, and a senior consultant to Family Office Exchange. He has extensive experience in private equity investing by high net worth families. On July 1, 2007, Mr. Polzin retired as President and Chief Executive Officer of Moreland Management Company, where he had served as an officer since 1989. Prior to joining Moreland he was an executive and director of several mid-western community banking organizations. He holds a B.S. in Economics from the University of Wisconsin-Milwaukee and a J.D. from Marquette University Law School. Mr. Polzin is Chairman of the Board of Regents of Concordia University Wisconsin.  As a result of these and other professional experiences, Mr. Polzin possesses knowledge and experience regarding general business and finance and securities and tax law that strengthen the Board’s collective qualifications, skills and experience.

Continuing Director Information

The following table sets information regarding our directors whose terms continue after the 2010 Annual Meeting. The terms for Directors in Class I expire at the 2012 Annual Meeting, and the terms for Directors in Class III expire at the 2011 Annual Meeting.

Name	Age	Class	Position

Rear Admiral Robert C. North, USCG (ret.)	65	I	Director
Basil G. Mavroleon	62	I	Director
Harry A. Perrin	57	I	Director
Peter C. Georgiopoulos	49	III	Chairman and Director
Stephen A. Kaplan	51	III	Director

Class I Directors – Terms Expiring at the 2012 Annual Meeting

Rear Admiral Robert C. North, USCG (ret.) has served as a director of our company since July 27, 2005. Since his retirement from the active duty with the U.S. Coast Guard in April of 2001, Rear Admiral North has served as the president of North Star Maritime, Inc., a marine industry consulting firm, specializing in international and domestic maritime safety, security and environmental protection issues. While on active duty with the U.S. Coast Guard, Rear Admiral North reached the position of Assistant Commandant for Marine Safety, Security and Environmental Protection, where he directed national and international programs for commercial vessel safety, merchant mariner licensing and documentation, port safety and security and waterways management. He is a graduate of the Baltimore Polytechnic Institute, State University of New York Maritime College at Fort Schuyler and the U.S. Army War College.  As a result of these and other professional experiences, Mr. North possesses knowledge and experience regarding the shipping industry and maritime safety, security and environmental issues that strengthen the Board’s collective qualifications, skills and experience.

Basil G. Mavroleon has served as a director of our company since July 27, 2005. Mr. Mavroleon has been employed in the shipping industry for the last 40 years. Since 1970, Mr. Mavroleon has worked at Charles R. Weber Company, Inc., one of the oldest and largest tanker brokerages and marine consultants in the United States. Mr. Mavroleon was Managing Director of Charles R. Weber Company, Inc. for twenty-five years and presently holds the position of Manager of the Projects Group. Mr. Mavroleon also serves as Managing Director of WeberSeas (Hellas) S.A., a comprehensive sale and purchase, marine projects and tanker chartering brokerage based in Piraeus, Greece. Mr. Mavroleon has served as a director of Baltic Trading Limited, a subsidiary of the Company, since its initial public offering in March 2010.  Since its inception in 2003 through its liquidation in December 2005, Mr. Mavroleon served as Chairman of Azimuth Fund Management (Jersey) Limited, a hedge fund that dealt with tanker freight forward agreements and derivatives.  Mr. Mavroleon is a member of the Baltic Exchange, is on the board of the Associate Membership Committee of Intertanko, a member of the Association of Ship Brokers and Agents, is on the advisory board of NAMMA (North American Maritime Ministry Association), is a board member of NAMEPA (North American Marine Environmental Protection Association), and is Chairman of the New York World Scale Committee.  Mr. Mavroleon is a member of the Hellenic Chamber of Commerce, the Connecticut Maritime Association, NYMAR (New York Maritime Inc.), the Maritime Foundation Knowledge Center and serves on the board of trustees of the Maritime Aquarium, Norwalk, CT.  Mr. Mavroleon was educated at Windham College, Putney, Vermont.  As a result of these and other professional experiences, Mr. Mavroleon possesses knowledge and experience regarding the shipping industry, ship finance, and general business matters that strengthens the Board’s collective qualifications, skills and experience.

Harry A. Perrin has served as a director of the Company since August 15, 2005, and currently serves as the Chairman of the Company’s Audit Committee. Mr. Perrin has served as a director of Baltic Trading Limited, a subsidiary of the Company, since its initial public offering in March 2010.  Mr. Perrin is a partner in the Houston office of Vinson & Elkins, where he has been employed since August 2007. From June 2001 through November 2006, Mr. Perrin worked as an investment banker with Petrie Parkman & Co, an investment banking and financial advisory firm with offices in Houston, Texas and Denver, Colorado. In December 2006, Merrill Lynch acquired Petrie Parkman, and at that time, Mr. Perrin was hired as an investment banker at Merrill Lynch where he was employed until May 2007. Prior to joining Petrie Parkman, Mr. Perrin was a partner for ten years in the business finance and restructuring group of the Houston office of Weil Gotshal & Manges. Mr. Perrin received his Bachelor of Business Administration in Accounting with Honors from the University of Texas at Austin in 1975. He received his J.D. with High Honors from the University of Houston in 1980. Mr. Perrin is a member of the State Bar of Texas, and is a licensed Certified Public Accountant in the State of Texas.  As a result of these and other professional experiences, Mr. Perrin possesses knowledge and experience regarding general business, finance and the law that strengthen the Board’s collective qualifications, skills and experience.

Class III Directors – Terms Expiring at the 2011 Annual Meeting

Peter C. Georgiopoulos has served as Chairman and as a member of our Board of Directors since our inception. Since 1997, Peter C. Georgiopoulos served as Chairman and a member of the board of directors of General Maritime Corporation and its predecessors, which he founded, and he served as CEO from 1997 to 2008 and President from 2003 to 2008.  Under the leadership of Mr. Georgiopoulos, General Maritime Corporation grew from a single ship ownership company to what today is an industry leader listed on the New York Stock Exchange.  Mr. Georgiopoulos is also Chairman and a director of Aegean Marine Petroleum Network, Inc., a company listed on the New York Stock Exchange. Mr. Georgiopoulos has also served as a director of Baltic Trading Limited, a subsidiary of the Company, since its initial public offering in March 2010.  From 1991 to 1997, he was the principal of Maritime Equity Management, a ship-owning and investment company that he founded in 1991. From 1990 to 1991, he was affiliated with Mallory Jones Lynch & Associates, an oil tanker brokerage firm. From 1987 to 1990, Mr. Georgiopoulos was an investment banker at Drexel Burnham Lambert. Before entering the investment banking business, he had extensive experience in the sale, purchase and chartering of vessels while working for shipowners in New York and Piraeus, Greece. Mr. Georgiopoulos is a member of the American Bureau of Shipping.  He holds an MBA from Dartmouth College.  As a result of these and other professional experiences, Mr. Georgiopoulos possesses knowledge and experience regarding our history and operations and the shipping industry, finance and capital markets, that strengthen the Board’s collective qualifications, skills and experience.

Stephen A. Kaplan has served as a director of our company since July 27, 2005. From 2001 to December 2007, he served as a director of General Maritime Corporation. Since 1995, Mr. Kaplan has been a principal of Oaktree Capital Management, L.P., formerly Oaktree Capital Management, LLC, an investment management firm, where he heads Oaktree’s Principal Activities Group which invests in majority and significant minority positions in both private and public companies. Mr. Kaplan currently has in excess of $8 billion in assets under his management. Since 1993, he has served as a portfolio manager of all of Oaktree’s Principal Opportunities Funds, including OCM Principal Opportunities Fund III, L.P. and OCM Principal Opportunities Fund IIIA, L.P., which collectively owns approximately 71.4% of OCM Fleet Acquisition LLC, one of our shareholders.  From 1993 to 1995, Mr. Kaplan was a Managing Director of Trust Company of the West. Before joining Trust Company of the West, Mr. Kaplan was a partner of the law firm of Gibson, Dunn & Crutcher. Mr. Kaplan currently serves as a director of Regal Entertainment Group, Alliance Imaging, Inc., Oaktree Capital Group, LLC and numerous private companies.  As a result of these and other professional experiences, Mr. Kaplan possesses knowledge and experience regarding general business, finance and the law that strengthen the Board’s collective qualifications, skills and experience.

Corporate Governance

Governance Materials - All of the Company’s corporate governance materials, including the committee charters of the Board and the Company’s Corporate Governance Guidelines, are published on the Corporate Governance section of the Company’s website under “Investor” at www.gencoshipping.com.  These materials are also available in print to any shareholder upon request. The Board regularly reviews corporate governance developments and modifies its committee charters as warranted.  Any modifications are reflected on the Company’s website, including modifications recently made to all of its committee charters in connection with the Company’s listing on the NYSE.

Copies of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee Charters are attached hereto as Appendices A, B, and C, respectively.

Director Independence - It is the Board’s objective that a majority of the Board consist of independent directors. For a director to be considered independent, the Board must determine that the director does not have any material relationship with the Company. The Board follows the criteria set forth in applicable NYSE listing standards to determine director independence.  The Board will consider all relevant facts and circumstances in making an independence determination.

All members of the Audit, Compensation and Nominating and Corporate Governance Committees must be independent directors as defined by applicable NYSE listing standards.  Members of the Audit Committee must also satisfy a separate Securities and Exchange Commission independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their director compensation.

The independent directors of the Company are Rear Admiral Robert C. North, Basil G. Mavroleon, Harry A. Perrin, Nathaniel C.A. Kramer, and Mark F. Polzin.  The Board has determined that each of the members of the Audit, the Compensation and the Nominating and Corporate Governance Committees, respectively, are independent as defined in the applicable NYSE listing standards.  In determining that Rear Admiral North is independent, the Board considered that during February 2010, the Company paid $4,386 for the services of North Star Maritime, Inc., a marine industry consulting firm owned and operated by Rear Admiral North, together with $11,743 previously paid in 2007.  The Board did not believe that these transactions would impair Rear Admiral North’s ability to act independently of management.  See “Certain Relationships and Related Transactions”.

Code of Ethics - All directors, officers, employees and agents of the Company must act ethically at all times and in accordance with the policies comprising the Company’s code of ethics set forth in the Company’s Code of Ethics. Under the Company’s Code of Ethics, the Board will only grant waivers for a director or an executive officer in limited circumstances and where circumstances would support a waiver. Such waivers may only be made by the Audit Committee.

The Company’s Code of Ethics is available on the Company’s website at www.gencoshipping.com and is available in print to any shareholder upon request.

Communicating Concerns to Directors – Shareholders or other interested parties may communicate directly with any individual director, with the Board of Directors as a group, with the Chairman or other presiding director for the non-management directors, or with non-management directors as a group pursuant to Section 303A.03 of the NYSE’s Listed Company Manual.  All of Genco’s directors are currently non-management directors.  All communications should be in writing and should be addressed to the intended recipient(s), c/o John C. Wobensmith, Secretary, 299 Park Avenue, 20th Floor, New York, New York 10171.  Once the communication is received by the Secretary, the Secretary reviews the communication.  Communications that comprise advertisements, solicitations for business, requests for employment, requests for contributions or other inappropriate material will not be forwarded to our directors. Other communications are promptly forwarded to the addressee.

Board Meetings and Committees

During fiscal year 2009, there were five meetings of the Board of Directors.  A quorum of Directors was present, either in person or telephonically, for all of the meetings.  Actions were also taken during the year by unanimous written consent of the Directors.  All directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all Committees of the Board on which they served.  The Company encourages all directors to attend each annual meeting of shareholders.  All of Genco’s directors attended the 2009 Annual Meeting of Shareholders on May 14, 2009.

During fiscal year 2009, Genco’s Audit Committee was comprised of Harry A. Perrin, Nathaniel C.A. Kramer and Mark F. Polzin, all of whom qualify as independent under the listing requirements of the NYSE and are financially literate.  Mr. Perrin is also a financial expert as defined under Item 401(h)(2) of Regulation S-K.  Please refer to Mr. Perrin’s biographical information starting on page 4 for his relevant experience.  Through its written charter, the Audit Committee has been delegated the responsibility of reviewing with the independent auditors the plans and results of the audit engagement, reviewing the adequacy, scope and results of the internal accounting controls and procedures, reviewing the degree of independence of the auditors, reviewing the auditor’s fees and recommending the engagement of the auditors to the full Board. The Audit Committee held eight meetings during fiscal year 2009.

During fiscal year 2009, Genco’s Compensation Committee was comprised of Harry A. Perrin, Basil G. Mavroleon, and Nathaniel C.A. Kramer, all of whom qualify as independent under the listing requirements of the NYSE, and none of whom is an employee of Genco.  Through its written charter, the Compensation Committee administers Genco’s equity incentive plan and other corporate benefits programs.  The Compensation Committee also considers from time to time matters of compensation philosophy and competitive status, and also reviews, approves,

or recommends executive officer bonuses, equity grants and other compensation.   The Compensation Committee generally does not delegate its authority, although Genco’s officers are responsible for the day-to-day administration of Genco’s 2005 Equity Incentive Plan.  The Compensation Committee’s primary processes for establishing and overseeing executive compensation can be found under “Compensation Discussion and Analysis” below.   Directors’ compensation is established by the Board of Directors upon the recommendation of the Compensation Committee.  The Compensation Committee held three meetings during fiscal year 2009.

During fiscal year 2009, Genco’s Nominating and Corporate Governance Committee was comprised of Rear Admiral Robert C. North, Basil G. Mavroleon and Mark F. Polzin, all of whom qualify as independent under the listing requirements of the NYSE, and none of whom is an employee of Genco.  Through its written charter, the Nominating and Corporate Governance Committee assists the Board in identifying qualified individuals to become Board members, in determining the composition of the Board and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing the Company’s corporate governance guidelines. When a vacancy exists on the Board, or when the Board determines to add an additional director, the nominating and corporate governance committee seeks out appropriate candidates from various sources, which may include directors, officers, employees and others. The committee may use consultants and search firms who may be paid fees for their assistance in identifying and evaluating candidates, but has not done so to date.  The committee does not have a set of minimum, specific qualifications that must be met by a candidate for director and will review the candidate’s background, experience and abilities, and the contributions the candidate can be expected to make to the collective functioning of the Board and the needs of the Board at the time. The committee considers candidates based on materials provided, and will consider whether an interview is appropriate.  The committee will consider shareholder recommendations of director candidates, which should be sent to the attention of the corporate secretary at the Company’s headquarters, on the same basis.  The Nominating and Corporate Governance Committee held two meetings during fiscal year 2009.

As noted above, the Nominating and Corporate Governance Committee considers many factors when determining the eligibility of candidates for nomination to the Board. The Committee does not have a diversity policy; however, in the event of a vacancy, the Committee’s goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to the board’s overall effectiveness in meeting its mission.

Executive Sessions

Under the Corporate Governance Guidelines that the Company adopted in connection with its listing on the New York Stock Exchange to assure free and open discussion and communication among the non-management directors, the non-management directors will seek to meet at least annually and may meet as the non-management directors deem appropriate.  In addition, if there are any non-management directors who are not independent directors, the independent directors shall meet in executive session at least once each year.  The presiding director at any executive session with the non-management or independent directors will be the Chairman if the Chairman is present and is a non-management or independent director (as applicable) and will otherwise be selected by a majority of the non-management or independent directors (as applicable) present at the meeting.  All of Genco’s directors are currently non-management directors, and one executive session of independent directors was held in fiscal year 2009.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any of Genco’s executive officers or members of Genco’s Board of Directors or compensation committee and any other company’s executive officers, Board of Directors or compensation committee.

Board Leadership Structure

As noted above, our Board is currently comprised of five independent and two non-independent directors.  We recognize that different Board leadership structures may be appropriate for the Company during different periods of time and under different circumstances.  We believe that our current Board leadership structure is suitable for us because it allows us to consider a broad range of opinions in the course of our Board deliberations, including those with knowledge of the Company’s day-to-day operations and business strategy, as well as those with an experienced independent viewpoint.

The Board does not have a policy on whether or not the roles of President and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee Directors or be an employee. The Board believes that it should have the flexibility to make a determination from time to time in a manner that is in the best interests of the Company and its shareholders at the time of such determination.

Our Board has placed the responsibilities of Chairman with a non-employee member of the Board which we believe fosters better accountability between the Board and our management team.  Our Chairman has been closely involved with the Company since its founding.  Given his unique knowledge, experience and relationship with the Board, we believe his continued service as Chairman provides significant value to the Company and its shareholders, and that it is beneficial for our Chairman to lead our Board members as they provide leadership to our management team.  In addition, our Chairman contributes significantly to developing and implementing our strategy; facilitating communication among the directors; developing Board meeting agendas in consultation with management; and presiding at Board and shareholder meetings. This delineation of duties allows the President to focus his attention on managing the day-to-day business of the Company.

Our Corporate Governance Guidelines provide the flexibility for our Board to modify or continue our leadership structure in the future, as it deems appropriate.

Risk Oversight

The Board believes that oversight of the Company’s risk management efforts is the responsibility of the entire Board. It views risk management as an integral part of the Company’s strategic planning process. The subject of risk management is regularly discussed at Board meetings with our President and our Chief Financial Officer.  Additionally, the charters of certain of the Board’s committees assign oversight responsibility for particular areas of risk. For example, our Audit Committee oversees management of risks related to accounting, auditing and financial reporting and maintaining effective internal controls for financial reporting.  Likewise, our Nominating Committee oversees risk associated with our Corporate Governance Guidelines and Code of Ethics, including compliance with listing standards for independent directors, committee assignments and conflicts of interest.

The Compensation Committee is primarily responsible for overseeing the review and assessment of risks arising from the Company’s compensation policies and practices. The Company uses a number of approaches to mitigate excessive risk-taking, including significant weighting towards long-term incentive compensation and emphasizing qualitative goals in addition to quantitative metrics. Based on its review of the Company’s compensation policies and practices, the Compensation Committee determined that the risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

MANAGEMENT

Executive Officers

The following tables set forth certain information with respect to the executive officers of Genco other than Peter C. Georgiopoulos, for whom information is set forth above under the heading “Continuing Director Information”:

Name	Age	Position

Robert Gerald Buchanan	61	President (Principal Executive Officer)
John C. Wobensmith	39	Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer

Robert Gerald Buchanan has served as President of our company since June 1, 2005. Mr. Buchanan has over 40 years of shipping experience, holding various senior operating, engineering and management positions. Before joining our company, Mr. Buchanan spent eight years as a Managing Director of Wallem, a leading technical management company. As the senior executive at Wallem, Mr. Buchanan was responsible for the safe and efficient operations of close to 200 vessels, as well as management of approximately 500 onshore and seagoing staff. From 1990 to 1996, Mr. Buchanan was Technical Director of Canada Steamships Lines of Montreal, overseeing a fleet of bulk carriers. Before this, Mr. Buchanan managed an oceanographic research vessel for NATO from 1986 to 1990, was Superintendent Engineer of Denholm Ship Management’s United Kingdom office from 1982 to 1986, and Chief Engineer of Denholm Ship Management from 1969 to 1982. Mr. Buchanan was educated at Glasgow Nautical College and obtained a First Class Engineers license for the both steam and motor ships. Among his industry affiliations, Mr. Buchanan was a member of the International Committee for Gard Protection & Indemnity Association.

John C. Wobensmith has served as our Chief Financial Officer and Principal Accounting Officer since April 4, 2005. Mr. Wobensmith is responsible for overseeing our accounting and financial matters. Mr. Wobensmith has over 15 years of experience in the shipping industry, with a concentration in shipping finance. Before becoming our Chief Financial Officer, Mr. Wobensmith served as a Senior Vice President with American Marine Advisors, Inc., an investment bank focused on the shipping industry. While at American Marine Advisors, Inc., Mr. Wobensmith was involved in mergers and acquisitions, equity fund management, debt placement and equity placement in the shipping industry. From 1993 through 2000, he worked in the international maritime lending group of The First National Bank of Maryland, serving as a Vice President from 1998. He has a bachelors degree in economics from St. Mary’s College of Maryland and holds the Chartered Financial Analyst designation.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of compensation program

The Compensation Committee of the Board is responsible for establishing, implementing, and monitoring adherence to the Company’s compensation philosophy.  The Compensation Committee’s goal is to ensure that the total compensation paid to the Company’s executive officers is fair, reasonable, and competitive.

Throughout this proxy statement, Peter C. Georgiopoulos, the Company’s Chairman, Robert Gerald Buchanan, the Company’s President, and John C. Wobensmith, the Company’s Chief Financial Officer, are referred to as the “named executive officers”.   From and after December 16, 2008, we have also treated Mr. Georgiopoulos as an executive officer of the Company for securities law purposes, although he is not an employee or a corporate officer and is not paid a salary.

Compensation philosophy and objectives

The Compensation Committee believes that its executive compensation program should reward executives for enhancing the Company’s long-term performance while delivering favorable annual operating results.  The Compensation Committee evaluates both performance and compensation to attract and retain superior executives and maintain compensation competitive to the Company’s peers.

Elements of compensation

The Compensation Committee believes the Company’s executive compensation packages should include both cash and stock-based compensation to meet the objectives stated above.  The current principal components of our executive compensation for Messrs. Buchanan and Wobensmith are base salary, annual cash bonuses, equity awards in the form of restricted stock grants, and other benefits.  Mr. Georgiopoulos receives fees for his service on the Board and, if and only if deemed to be appropriate by our independent Compensation Committee, special equity awards in the form of restricted stock grants.

The two cash components of compensation provide immediately realizable rewards to our executives for annual performance.   Given the responsibility that Messrs. Buchanan and Wobensmith bear for the Company’s performance, we allocate much of their cash compensation to annual bonus, which can be adjusted to reflect the

Company’s performance.  In determining each named executive’s bonus, the Compensation Committee takes into account each named executive’s individual performance and contribution to the performance of the Company.

We also allocate a significant portion of annual compensation to restricted stock grants that vest in portions over a period of time, currently four years.  We do so because we believe that equity awards help to align our executive’s interests with those of our shareholders and enhance the retention of our executives.  Unless the Compensation Committee determines otherwise, each executive is entitled to receive dividends on restricted stock at the same rate paid to other holders of our common stock.  Our executives therefore share with other shareholders in receiving dividends as well as the recognition of current income generation and future changes in stock price.  However, if any such restricted shares do not vest, the holders of the non-vesting shares must repay any dividends on the non-vesting shares unless the Board or the Compensation Committee determines otherwise for dividends paid on shares of restricted stock granted on or after December 21, 2005.  The Compensation Committee seeks to balance cash and stock-based executive compensation to provide incentives for both short- and long-term performance.

Benefits are part of a competitive compensation package to attract and retain employees, including executives.  Messrs. Buchanan and Wobensmith participate in the same benefit plans as our salaried employees.

Employment agreements and severance benefits

On September 21, 2007, we entered into an employment agreement with Mr. Wobensmith for an initial two-year term which automatically extends for successive yearly terms unless either party gives notice of nonrenewal.  The agreement provides for a base salary of $300,000 during the term, which may be increased but not decreased.  The agreement also confirms Mr. Wobensmith’s eligibility to receive cash bonuses and awards under our 2005 Equity Incentive Plan or other successor plan in amounts that the Compensation Committee may determine. The general terms of Mr. Wobensmith’s employment agreement are described in greater detail under the heading “Executive Employment Agreement” on page 17.  His employment agreement additionally provides for payments upon termination of his employment under certain conditions, which are described under the heading “Potential Payments upon Termination or Change-in-Control—Executive Employment Agreement” on page 17.

We entered into this agreement with Mr. Wobensmith to enhance our retention of Mr. Wobensmith, particularly in the event of an actual or rumored change in control.  The provisions relating to a change in control serve to align his and our shareholders’ interests by enabling Mr. Wobensmith to consider corporate transactions that are in the best interests of shareholders and our other constituents without undue concern over whether the transactions may jeopardize his employment.   The change of control payments under Mr. Wobensmith’s employment agreement are subject to a “double trigger,” meaning that the payments are not awarded upon a change of control unless he terminates his employment for good reason or his employment is terminated without cause (other than for death or disability) within two years of a change of control.  The vesting of Mr. Wobensmith’s restricted stock, as with all restricted stock granted to directors, officers, and other employees to date, remains subject to a “single trigger” and thus vests immediately upon a change of control.  We believe this structure strikes a balance between providing appropriate performance incentives and our executive retention goals.

How we determine the amount of compensation

Generally, the Compensation Committee recommends executive compensation on a discretionary basis.  The Compensation Committee prefers this approach because it allows flexibility in awards based on the Compensation Committee’s assessment of each executive’s performance.    As discussed below, the Company believes that its shipping income is not subject to tax under Section 883 of the U.S. Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.  Accordingly, it can award discretionary retroactive bonuses to its executives regardless of the issues of the deductibility of expenses for such bonuses for U.S. income tax purposes.  Given the foregoing considerations, as well as the cyclical nature of the shipping industry and the volatile and unpredictable markets in which the Company operates, we do not set incentive targets for purposes of executive pay determination, nor do we determine executive compensation through the use of formulas or a benchmarking process.  In the exercise of its discretion, the Compensation Committee recommends executive compensation primarily based on consideration of the following three factors:

•	the executive’s individual performance;

•	an internal review of the executive’s compensation; and

•	market data obtained by the Company on peer companies.

With respect to Mr. Georgiopoulos, the Compensation Committee considers awards to him of restricted stock grants or other compensation in an amount greater than that ordinarily awarded to members of our Board of Directors if and only if the Compensation Committee believes he made a significant and unusual contribution to the Company’s success in a given year.

For fiscal year 2009, the Compensation Committee recommended compensation packages for our named executive officers following consultations with the Company’s Chairman with respect to Messrs. Buchanan and Wobensmith as well as discussions with the officers.  The Compensation Committee referred these packages to the Board for final approval, which the Board granted unanimously.

Role of compensation consultant

For 2009, the Compensation Committee retained Steven Hall & Partners, a compensation consultant, to assist it in reviewing executive compensation data and performance data on groups of peer companies prepared or obtained by the Company.  Steven Hall & Partners also provided the Compensation Committee with an analysis of director compensation at peer companies and assisted in developing recommendations for our standard director compensation package.  The Compensation Committee did not solicit recommendations from this or any other consultant as to the form or amounts of compensation to be awarded to the Company’s executive officers.

Performance factors

The Compensation Committee takes into account the contributions of each named executive officer to the performance of the Company as a whole in establishing his compensation.  The Compensation Committee viewed 2009 as a successful year for the Company, during which our executives completed a number of significant accomplishments, including the following:

•	The amendment of our 2007 credit facility to waive the collateral maintenance requirement.

•	Successfully completing the acquisition of three drybulk vessels from companies within the Metrostar Management Group.

•	Maintaining high charter coverage at legacy rates for 2009, thereby mitigating the effect of the market slowdown on the Company.

•	Arranging for the timely delivery of the Genco Hadrian, Maximus, and Commodus to their charterers at favorable rates.

•	Effectively managing the Company’s chartering affairs, realizing a fleet average utilization rate of approximately 99%.

•	Efficiently supervising of the activities of our technical management companies.

•	Effectively managing the Company’s cash flow, breakeven levels, interest rate swaps, and currency swaps.

•	The design and implementation of the proposed public offering of Baltic Trading limited, which was completed in 2010.

Review of executive compensation

In evaluating compensation for the named executive officers, the Compensation Committee also reviews tally sheets or other summaries for Messrs. Georgiopoulos, Buchanan and Wobensmith that include the following information, as applicable for each individual:

•	Salary and cash bonus compensation for prior years since the Company’s IPO in 2005;

•	Restricted stock granted since the Company’s IPO;

•	Vested and unvested shares of restricted stock held; and

•	The value of benefits and perquisites.

In determining total compensation amounts and the proper balance of compensation types to provide appropriate incentives for performance, the Compensation Committee analyzes the historical compensation information in the tally sheets, including amounts potentially realizable on prior awards of restricted stock.

Peer group information

As the Company’s overall performance is a factor in executive compensation, the Compensation Committee compared the Company’s performance to a peer group of publicly-traded drybulk and other shipping companies consisting of Eagle Bulk Shipping Inc., K-Sea Transportation Partners L.P., Overseas Shipholding Group, Inc., and TBS International Ltd., Double Hull Tankers, Inc., General Maritime Corporation, Gulfmark Offshore Inc., Hornbeck Offshore Services Inc, International Shipholding Corp., and U.S. Shipping Partners L.P. on such metrics as market capitalization, return on equity, total shareholder return, EBITDA margin and profit margin.  A detailed analysis of our financial and operational performance is contained in the Management’s Discussion & Analysis section of our 2009 Annual Report on Form 10-K filed with the SEC on March 1, 2010.

In order to maintain the competitiveness of the Company’s executive compensation, the Compensation Committee also compared its executive compensation arrangements to the same peer group of publicly-traded drybulk and other shipping companies.  The Compensation Committee uses this group as a general frame of reference only and does not target the Company’s executive compensation as a specific percentile of the executive compensation awarded in this group.

Determination of executive compensation

In consideration of the various factors described above, the compensation packages recommended by the Compensation Committee and approved by the Board of Directors in its last fiscal year reflected changes in accordance with the Committee’s favorable assessment of the performance of the Company’s named executive officers, the difficult economic environment of 2009, and the increase in the trading price of the Company’s common stock during 2009.

The Compensation Committee considered Mr. Buchanan’s compensation in light of his efficient and profitable management of operation of the Company’s vessels.  For Mr. Buchanan, the approved package thus consisted of a base salary of $450,000 for 2010, representing an increase of $50,000 from the prior year, and a cash bonus of $405,000 for performance in 2009, representing a decrease of $45,000 from the prior year.  Mr. Buchanan’s approved package also included a grant of 15,000 shares of restricted stock, the same number of shares granted in the prior year but representing an increase of approximately 86% in grant date market value from that of the prior year’s grant.

The Compensation Committee recommended Mr. Wobensmith’s compensation based on his roles in arranging for the Company’s vessel acquisitions and new credit facilities in the past year, his role in the design and implementation of the initial public offering of Baltic Trading Limited, as well as serving as the Company’s main representative to investors and lenders, roles which the Compensation Committee believe go beyond what is typically expected of a public company chief financial officer.  For Mr. Wobensmith, the approved package therefore consisted of a base salary of $450,000 for 2010, representing an increase of $50,000 from the prior year, and a cash bonus of $900,000 for performance in 2009, representing a decrease of $100,000 from the prior year.   Mr. Wobensmith’s approved package also included a grant of 50,000 shares of restricted stock, the same number of shares granted in the prior year but representing an increase of approximately 86% in grant date market value from that of the prior year’s grant.

The Compensation Committee determined to make an award to Mr. Georgiopoulos with regard to his efforts in 2009 given his significant and unusual contributions during the year, including facilitating the Company’s vessel acquisitions and dispositions, his role in the design and implementation of the initial public offering of Baltic Trading Limited, his role in negotiations with the Company’s lenders and serving as a key representative of the Company to the investment community.  For Mr. Georgiopoulos, the approved compensation consisted of an award of 75,000 shares of restricted stock, which had a grant date fair value approximately 90% more than that of the prior year’s grant of 75,000 shares.   In addition, for his service on the Board of Directors, Mr. Georgiopoulos received director fees of $35,000 and an award of 2,500 shares of restricted shares that the full Board determined to award to directors as compensation for service on the Board generally.  Further details of the compensation awarded, including the terms applicable to the restricted stock grants, are set forth below in this proxy statement under “Executive Compensation.”

Tax and accounting implications

Deductibility of executive compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation to certain employees in excess of $1 million. So long as the Company qualifies for the exemption pursuant to Section 883 of the Internal Revenue Code of 1986, as amended, it is not subject to United States federal income tax on its shipping income (which comprised substantially all of its gross revenue in 2009).   If the Company does not qualify for the Section 883 exemption, its shipping income derived from U.S. sources, or 50% of its gross shipping income attributable to transportation beginning or ending in the United States, would be subject to a 4% tax imposed without allowance for deductions. Further discussion of this exemption is provided in the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2009, under the heading “Risk Factors—Company Specific Risk Factors—We may have to pay tax on U.S. source income . . .”  For these reasons, the Company has not sought to structure its cash bonus plan or grants under its 2005 Stock Incentive Plan to qualify for exemption under Section 162(m).   Commencing in 2010, the Company may be subject to United States federal income tax on certain non-shipping income derived from its Management Agreement with Baltic Trading Limited, and the Compensation Committee intends to consider Section 162(m) in the future based on the amount of such income and other factors.

Accounting for stock-based compensation

In 2006, the Company adopted FAS 123R for accounting for nonvested stock issued under its 2005 Stock Incentive Plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

Basil G. Mavroleon, Chairman
Nathaniel C.A. Kramer
Harry A. Perrin

EXECUTIVE COMPENSATION

The following table sets forth in summary form information concerning the compensation paid by us during the years ended December 31, 2009, December 31, 2008 and December 31, 2007, to our named executive officers:

Summary Compensation Table
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(2) (e)	All Other Compensation ($) (i)	Total ($) (j)
Peter C. Georgiopoulos Chairman	2009 2008 2007	$35,000(1) $35,000(1) $30,000(1)	$ — $ — $ —	$62,325(3)(4) $5,252,625(5) $36,624	$ — $ — $141,714(7)	$97,325 $5,287,625 $208,338
Robert G. Buchanan President	2009 2008 2007	$400,000 $350,000 $300,000	$405,000 $450,000 $450,000	$335,850 $181,050 $795,900	$ — $ — $ —	$1,140,850 $981,050 $1,545,900

John C. Wobensmith Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer	2009 2008 2007	$400,000 $350,000 $300,000	$900,000 $1,000,000 $1,000,000	$1,119,500(6) $603,500 $2,653,000	$14,700(8) $13,800(8) $13,500(8)	$2,434,200 $1,967,300 $3,966,500

(1)	Represents fees received for service on the Board of Directors or committees thereof.

(2)
The amounts in column (e) reflect the aggregate grant date fair value of restricted stock awards pursuant to the Company’s 2005 Equity Incentive Plan computed in accordance with FASB ASC Topic 718. The actual amount realized by the named executive will likely vary based on a number of factors, including the Company’s performance, stock price fluctuations and applicable vesting.  Additional information regarding stock awards is provided in the Grants of Plan-Based Awards table below.

(3)
Does not include a grant for the year ended December 31, 2009 of 75,000 restricted shares of common stock on March 5, 2010 having a grant date fair value of $1,717,500 or a grant of 358,000 restricted shares of common stock of Baltic Trading Limited, a subsidiary of the Company, on March 10, 2010 in connection with such subsidiary’s initial public offering.

(4)	Does not include a grant of 2,500 restricted shares of common stock of Baltic Trading Limited, a subsidiary of the Company, to all directors of Baltic Trading on March 15, 2010.

(5)	Includes a grant for the year ended December 31, 2007 of 100,000 restricted shares of common stock on January 10, 2008 having a grant date fair value of $4,191,000.

(6)
Does not include a grant of 108,000 restricted shares of common stock of Baltic Trading Limited, a subsidiary of the Company, on March 10, 2010 in connection with such subsidiary’s initial public offering.

(7)
This amount represents the payment by the Company of $125,000 in filing fees and approximately $16,714 in legal fees incurred in the first quarter of 2008 which relate to a filing required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the grant to Mr. Georgiopoulos of 100,000 shares of restricted stock.

(8)	Represents payments made to the 401(k) Plan.

The following table reflects awards of restricted stock under the Company’s 2005 Equity Incentive Plan during the year ended December 31, 2009:

Grants of Plan-Based Awards
Name (a)	Grant Date (b)	All Other Stock Awards: Number of Shares of Stock (i)	Grant Date Fair Value of Stock Awards ($) (l)
Peter C. Georgiopoulos	7/24/09	2,500(1)(3)	$62,325
Robert G. Buchanan	12/27/09	15,000(2)(3)	$335,850
John C. Wobensmith	12/27/09	50,000(2)(3)	$1,119,500

(1)
Represents grant made to directors generally.  The restrictions applicable to the shares lapse on the earlier of July 24, 2010 or the date of the Company’s 2010 Annual Meeting of Shareholders.  Restrictions on such shares will lapse in full automatically upon the occurrence of a change of control (as defined under our 2005 Equity Incentive Plan) or upon Mr. Georgiopoulos’ death or disability.  Does not include a special grant for the year ended December 31, 2009 of 75,000 restricted shares of common stock on March 5, 2010 having a grant date fair value of $1,717,500.  The restrictions applicable to the shares lapse in ten equal installments commencing on November 15, 2010 and on each of the first nine anniversaries thereafter.  Restrictions on Mr. Georgiopoulos’ shares also lapse in full immediately upon the occurrence of a change of control (as defined under our 2005 Equity Incentive Plan) or the termination of Mr. Georgiopoulos’ service as a director, employee or consultant unless Mr. Georgiopoulos voluntarily terminates his service or he is removed as a director for cause in accordance with the Company’s Amended and Restated By-Laws.

(2)
The restrictions applicable to the shares will lapse with respect to 25% of the shares on each of the first four anniversaries of November 15, 2009. The restrictions applicable to the shares granted will also lapse with respect to a pro rata percentage of the shares upon their death or disability or termination without cause between two vesting dates, and will lapse in full upon the occurrence of a Change in Control (as defined in the 2005 Equity Incentive Plan).

(3)
Recipients of restricted share grants will receive dividends thereon at the same rate as is paid to other holders of common stock but must repay dividends on any shares subject to forfeiture under the terms of such recipient’s grant agreement unless the Board of Directors waives the repayment requirement as to dividends on such shares.

The following table provides information on restricted stock awards under the 2005 Equity Incentive Plan that were not vested as of December 31, 2009:

Outstanding Equity Awards at Fiscal Year-End
Name (a)	Number of Shares of Stock That Have Not Vested (g)	Market Value of Shares of Stock that Have Not Vested ($) (4) (h)
Peter C. Georgiopoulos	150,000(1)	$3,357,000
Robert G. Buchanan	37,500(2)	$839,250
John C. Wobensmith	117,500(3)	$2,629,650

(1)
Represents the unvested portions of: 100,000 restricted shares of our common stock granted on January 10, 2008, which vest in ten equal installments commencing on November 15, 2008 and on each of the first nine anniversaries thereafter; 75,000 restricted shares of our common stock granted on December 24, 2008, which vest in ten equal installments commencing on November 15, 2009 and on each of the first nine anniversaries thereafter; and 2,500 restricted shares of our common stock granted on July 24, 2009, with restrictions on all such shares to lapse, if at all, on the earlier of July 24, 2010 or the date of the Company’s 2010 Annual Meeting of Shareholders. The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the relevant grant agreement.

(2)
Represents the unvested portions of: 15,000 restricted shares of our common stock granted on December 22, 2006, which vest in four equal installments commencing on November 15, 2007 and on each of the first three anniversaries thereafter; 15,000 restricted shares of our common stock granted on December 21, 2007, which vest in four equal installments commencing on November 15, 2008 and on each of the first three anniversaries thereafter;  15,000 restricted shares of our common stock granted on December 24, 2008, which vest in four equal installments commencing on November 15, 2009 and on each of the first three anniversaries thereafter; and 15,000 restricted shares of our common stock granted on December 27, 2009, which vest in four equal installments commencing on November 15, 2010 and on each of the first three anniversaries thereafter. The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the relevant grant agreement.

(3)
Represents the unvested portions of: 20,000 restricted shares of our common stock granted on December 22, 2006, which vest in four equal installments commencing on November 15, 2007 and on each of the first three anniversaries thereafter; 50,000 restricted shares of our common stock granted on December 21, 2007, which vest in four equal installments commencing on November 15, 2008 and on each of the first three anniversaries thereafter; 50,000 restricted shares of our common stock granted on December 24, 2008, which vest in four equal installments commencing on November 15, 2009 and on each of the first three anniversaries thereafter; and 50,000 restricted shares of our common stock granted on December 27, 2009, which vest in four equal installments commencing on November 15, 2010 and on each of the first three anniversaries thereafter. The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the relevant grant agreement.

(4)
The value of the unvested stock awards equals the number of unvested shares held multiplied by $22.38, the closing market price of the Company’s common stock on the NYSE on December 31, 2009, which was the last trading date of the year ended December 31, 2009.

The following table provides information regarding the number of restricted stock awards that vested during the year ended December 31, 2009:

Stock Vested
Name (a)	Number of Shares Acquired on Vesting (d)	Value Realized on Vesting ($) (1) (e)
Peter C. Georgiopoulos	20,000	$479,725
Robert G. Buchanan	21,212	$516,526
John C. Wobensmith	41,815	$1,028,788

(1)
The value of the unvested stock awards that vested during the year ended December 31, 2009 equals the number of shares vested multiplied by the closing market price of the Company’s common stock on the NYSE on the vesting date of each grant.

Executive Employment Agreement

We entered into a letter agreement (the “Employment Agreement”) with John C. Wobensmith, our Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer, effective as of September 21, 2007, with a term continuing through September 20, 2009.  The Employment Agreement provides for automatic renewal for additional one year terms, unless either party terminates the Employment Agreement on at least 90 days’ notice.  The Employment Agreement provides for a base salary per annum of $300,000 as well as discretionary bonuses as determined by the Compensation Committee in its sole discretion.  Mr. Wobensmith will also be eligible to receive restricted stock and other equity grants from time to time pursuant to our 2005 Equity Incentive Plan, or any successor employee stock incentive or option plan.  We will pay for life insurance and long-term disability insurance for Mr. Wobensmith pursuant to the Employment Agreement at a cost of no more than $20,000 per annum.

Mr. Wobensmith’s Employment Agreement provides for certain payments and benefits upon termination of his employment.  For details, please see “Potential Payments upon Termination or Change-in-Control—Executive Employment Agreement” below.

Under his Employment Agreement, Mr. Wobensmith has agreed to protect our confidential information and not to solicit our employees for other employment for two years after termination.  He has also agreed not to engage in certain defined competitive activities described in the Employment Agreement for two years after the termination of his employment with us.  Certain provisions regarding competitive activities will not apply following a change of control or in the event of termination of Mr. Wobensmith by us without cause or by Mr. Wobensmith for good reason. For purposes of the Employment Agreement, change of control is defined generally as the acquisition of beneficial ownership of 30% or more of the voting power of the Company within a 12-month period or of more than 50% of such aggregate voting power or the value of our capital stock by any person or group other than Peter C. Georgiopoulos or Oaktree Capital Management, L.P., formerly Oaktree Capital Management, LLC, and its related entities; the sale of all or substantially all of our assets within a 12-month period; any merger or similar transaction in which holders of our voting stock immediately prior to such transaction do not hold at least 50% of the voting stock of the surviving entity; or a majority of the members of our Board of Directors being replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of our Board of Directors before the date of such appointment or election.

Potential Payments upon Termination or Change-in-Control

Executive Employment Agreement

Mr. Wobensmith’s Employment Agreement calls for him to receive payments under certain circumstances following a termination of his employment.  If Mr. Wobensmith is terminated without cause or resigns for good reason, we will pay him a pro rata bonus for the year of termination, plus a lump sum equal to double the average of his prior three years’ annual incentive awards, plus double his annualized base salary, and provide medical, dental, long-term disability, and life insurance benefit plan coverage for him and his eligible dependents for a period of two years  If a termination without cause or resignation for good reason occurs within two years of a change in control, the amounts that are doubled above become tripled, and the coverage period of two years becomes three years.  Mr. Wobensmith’s annual incentive award for a given year is his cash bonus earned for that year and, if a termination without cause or resignation for good reason occurs within two years of a change in control, the grant date value of any equity awards granted for such year.

If a payment to Mr. Wobensmith under the Employment Agreement or otherwise after a change of control causes him to owe excise tax under Section 4999 of the Internal Revenue Code, we will fund the amount of this tax on a fully “grossed-up” basis, intended to ensure that after payment of the excise tax and any related taxes and penalties, Mr. Wobensmith retains the full amount of the payment that gave rise to the excise tax liability.

In the event of termination of Mr. Wobensmith’s employment due to his death or disability, we will pay him, or his estate, a pro rata bonus for the year of termination and one year’s salary and, in the case of disability, to provide medical coverage for him and his eligible dependents for a period of one year.

The table below sets forth the payments and other benefits that would be provided to Mr. Wobensmith upon termination of his employment by us without cause or by him for good reason under the following sets of circumstances as described more fully above: change of control, no change of control, and death or disability. In each set of circumstances, we have assumed a termination as of the end of the day on December 31, 2009 and used the closing market price of our common stock on that date of $22.38 per share for purposes of the calculations for the table below:

	Termination by Executive for Good Reason or by Company without Cause
	Change of Control (1)	No Change of Control	Death or Disability
Cash Severance Payment	$11,624,045	$2,566,667	$400,000
Estimated Present Value of Continued Benefits Following Termination (2)	$125,648	$84,852	$42,700

(1)
Includes funding of excise tax under Section 280G of the Internal Revenue Code on a fully “grossed-up” basis on severance payments made and on the value of restricted stock subject to accelerated vesting. See “Potential Payments upon Termination or Change-in-Control—Executive Employment Agreement” above and “— Accelerated Vesting of Restricted Stock” below.

(2)
Mr. Wobensmith and his dependents are entitled to medical, dental and certain other insurance coverage substantially identical to the coverage in place prior to termination.  This benefit period is two years if we terminate Mr. Wobensmith’s employment without cause or if he terminates his employment with good reason, three years if such a termination occurs within two years following a change in control, or twelve months in the event of his death or disability.  The amounts presented for termination for good reason or without cause assume a discount rate of 6% per annum and annual cost increases of 5% for health insurance.  The amounts presented for death or disability assume circumstances which would provide the maximum benefit (i.e., disability of the executive).

Accelerated Vesting of Restricted Stock

Under the terms of the restricted stock grant agreements between the Company and Messrs. Buchanan and Wobensmith, all shares of restricted stock vest in full automatically upon the occurrence of a change of control (as defined under our 2005 Equity Incentive Plan).  In addition, if Mr. Buchanan’s or Mr. Wobensmith’s service to the Company is terminated by the Company without cause or by reason of his death or disability (each as defined under our 2005 Equity Incentive Plan), the restrictions lapse as to a pro rata percentage of the shares, calculated monthly, that would otherwise vest at the next anniversary of the grant date.   For purposes of these agreements, “service” means a continuous time period during which recipient of a restricted stock grant is at least one of the following:  an employee or a director of, or a consultant to, the Company.

Under the terms of the restricted stock grant agreement  between the Company and Mr. Georgiopoulos for the grant of 2,500 restricted shares that was awarded to our directors generally, all shares of restricted stock vest in full automatically upon a change of control (as defined under our 2005 Equity Incentive Plan) or upon Mr. Georgiopoulos’ death or disability.  Under the terms of the other restricted stock grant agreements between the Company and Mr. Georgiopoulos for 100,000 and 75,000 restricted shares, respectively, all shares of restricted stock vest in full immediately upon the occurrence of a change of control (as defined under our 2005 Equity Incentive Plan) or the termination of Mr. Georgiopoulos’ service as a director, employee or consultant unless Mr. Georgiopoulos voluntarily terminates his service or he is removed as a director for cause in accordance with the Company’s Amended and Restated By-Laws.    In addition, under the terms of the restricted stock grant agreements for 100,000 and 75,000 restricted shares, respectively, if a payment, benefit, or distribution after a change in control causes him to owe excise tax under Section 4999 of the Internal Revenue Code, we will fund the amount of this tax on a fully “grossed-up” basis, intended to ensure that after payment of the excise tax and any related taxes and penalties, Mr. Georgiopoulos retains the full amount of the payment, benefit or distribution that gave rise to the excise tax liability.

The table below sets forth the vesting of restricted stock that the named executive officers would receive upon termination of their service to the Company under the following sets of circumstances:  change of control, termination without cause, and death or disability.   In each set of circumstances, we have assumed a termination as of the end of the day on December 31, 2009 and used the closing market price of our common stock on that date of $22.38 per share for purposes of the calculations for the table below:

Name	Value of Restricted Stock Subject to Accelerated Vesting ($)
	Change of Control		Termination without Cause	Death or Disability
Peter C. Georgiopoulos	$3,357,000	(1)	$3,301,050	$3,357,000
Robert G. Buchanan	$839,250		$21,015	$21,015
John C. Wobensmith	$2,629,650		$55,972	$55,972

(1)
In addition, the amount required to fund the excise tax to which Mr. Georgiopoulos would be subject under Section 280G of the Internal Revenue Code on a fully “grossed-up” basis on the value of restricted stock subject to accelerated vesting would be $1,735,701.

Director Compensation

For fiscal year 2009, each of our directors received an annual fee of $35,000, a fee of $20,000 for an Audit Committee assignment, $15,000 for a Compensation Committee assignment and $7,500 for a Nominating and Corporate Governance Committee assignment.    Also, Peter C. Georgiopoulos, Nathaniel C.A. Kramer, Basil G. Mavroleon, Rear Admiral Robert C. North, USCG (ret.), Harry A. Perrin, and Mark F. Polzin, as members of the Board, were each granted 2,500 restricted shares of common stock, with restrictions on all such shares to lapse, if at all, on the earlier of July 24, 2010 or the date of the Company’s 2010 Annual Meeting of Shareholders.  Restrictions on such shares will lapse in full automatically upon the occurrence of a change of control (as defined under our 2005 Equity Incentive Plan) or upon such director’s death or disability.  For fiscal year 2010, the amounts of the annual fee for each director and fees for committee assignments are expected to remain the same as in fiscal year 2009.  We also expect to make annual restricted stock grants to each director other than Mr. Kaplan for 2010 of 2,500 shares each.  We reimburse our directors for all reasonable expenses incurred by them in connection with serving on our board of directors.  The following table summarizes compensation earned by directors other than Mr. Georgiopoulos for the year ended December 31, 2009:

Name of Director (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($) (2) (c)	All Other Compensation ($) (g)	Total ($) (h)
Nathaniel C.A. Kramer	$70,000	$62,325	$ —	$132,325
Basil G. Mavroleon	$57,500	$62,325(3)	$ —	$119,825
Rear Admiral Robert C. North, USCG (ret.)	$42,500	$62,325	$ —	$104,825
Harry A. Perrin	$70,000	$62,325(3)	$ —	$132,325
Mark F. Polzin	$62,500	$62,325	$ —	$124,825
Stephen A. Kaplan	$ —	$ —	$ —	$ —

(1)
Directors received an annual fee of $35,000, a fee of $20,000 for an Audit Committee assignment, $15,000 for a Compensation Committee assignment and $7,500 for a Nominating and Corporate Governance Committee assignment.

(2)
The amounts in column (c) reflect the aggregate grant date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718. The actual amount realized by the director will likely vary based on a number of factors, including the Company’s performance, stock price fluctuations and applicable vesting.

(3)	Does not include a grant of 2,500 restricted shares of common stock of Baltic Trading Limited, a subsidiary of the Company, to all directors of Baltic Trading Limited on March 15, 2010.

Equity Compensation Plan Information

The following table provides information as of December 31, 2009 regarding the number of shares of the Company’s common stock that may be issued under the Company’s 2005 Equity Incentive Plan, which is the Company’s sole equity compensation plan:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	—	$—	1,121,650
Equity compensation plans not approved by security holders	—	—	—

Total	—	$—	1,121,650

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee is to assist the Board of Directors in its oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company and the independence and performance of the Company’s auditors. The Board of Directors, in its business judgment, has determined that all members of the Committee are “independent,” as provided under the applicable listing standards of the NYSE. The Committee operates pursuant to a Charter.  As set forth in the Charter, the Committee’s job is one of oversight. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and practices and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the annual financial statements, expressing an opinion based on their audit as to the statements’ conformity with generally accepted accounting principles, monitoring the effectiveness of the Company’s internal controls, reviewing the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and discussing with the Committee any issues they believe should be raised with the Committee.

The Committee met with the Company’s independent auditors to review and discuss the overall scope and plans for the audit of the Company’s consolidated financial statements for the year ended December 31, 2009. The Committee has considered and discussed with management and the independent auditors (both alone and with management present) the audited financial statements and the overall quality of the Company’s financial reporting. Management represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the financial statements with management.

The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect.  Finally, the Committee has received written disclosures and the letter from the independent auditors required by the Public Company Accounting Oversight Board (United States) Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, as currently in effect.  The Committee has discussed with the auditors the auditors’ independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the field of auditing or accounting, including in respect of auditor independence. Members of the Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s activities do not provide an independent basis to determine that management has maintained appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based upon the Committee’s receipt and review of the various materials and assurances described above and its discussions with management and independent auditors, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission on March 1, 2010.

Submitted by the Audit Committee of the Board of Directors:

Harry A. Perrin, Chairman
Nathaniel C.A. Kramer
Mark F. Polzin

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Genco’s voting common stock as of March 15, 2010 of:

•	each person, group or entity known to Genco to beneficially own more than 5% of our stock;
•	each of our directors;
•	each of our Named Executive Officers; and
•	all of our directors and executive officers as a group.

As of March 15, 2010, a total of 31,917,798 shares of common stock were outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on matters on which common shareholders are eligible to vote. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of that security, or “investment power,” which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities as to which that person has a right to acquire beneficial ownership presently or within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed to be the beneficial owner of securities as to which that person has no economic interest.

Ownership of Common Stock

Name and Address of Beneficial Owner (1)	Amount of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
Peter C. Georgiopoulos	4,290,316	(3)	13.44%
Robert Gerald Buchanan	75,578	(4)	*
John C. Wobensmith	171,069	(5)	*
Rear Admiral Robert C. North, USCG (ret.)	9,900	(6)	*
Basil G. Mavroleon	9,900	(6)	*
Nathaniel C.A. Kramer	9,900	(6)	*
Mark F. Polzin	11,700	(6)	*
Harry A. Perrin	9,900	(6)	*
Stephen A. Kaplan (2)	1,512,532	(7)	4.74%
All Directors and executive officers as a group (9 persons)	6,100,795	(7)	19.11%

*	Less than 1% of the outstanding shares of common stock.

(1)	Unless otherwise indicated, the business address of each beneficial owner identified is c/o Genco Shipping & Trading Limited, 299 Park Avenue, 20th Floor, New York, NY 10171.

(2)	Mr. Kaplan’s address is 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.

(3)
Also includes 1,849 shares of common stock distributed to Mr. Georgiopoulos by Fleet Acquisition LLC on April 14, 2006 and 3,587,361 shares of common stock distributed to Mr. Georgiopoulos by Fleet Acquisition LLC on December 15, 2006. On January 10, 2008, Mr. Georgiopoulos received a grant of 100,000 restricted shares which vest in ten equal installments commencing on November 15, 2008 and on each of the first nine anniversaries thereafter.  On December 24, 2008, Mr. Georgiopoulos received a grant of 75,000 restricted shares which vest in ten equal installments commencing on November 15, 2009 and on each of the first nine anniversaries thereafter. On July 24, 2009, Mr. Georgiopoulos received a grant of 2,500 restricted shares which vest on the earlier of July 24, 2010 or the date of the Company’s 2010 Annual Meeting of Shareholders.  On March 5, 2010, Mr. Georgiopoulos received a grant of 75,000 restricted shares which vest in ten equal installments commencing on November 15, 2010 and on each of the first nine anniversaries thereafter. In addition, this includes 443,606 shares of common stock owned by Fleet Acquisition LLC, which may be deemed beneficially owned by Mr. Georgiopoulos by virtue of his membership on the Management Committee of Fleet Acquisition LLC.  Mr. Georgiopoulos disclaims beneficial ownership of the securities owned by Fleet Acquisition LLC except to the extent of his pecuniary interest therein.

(4)
Includes 15,000 restricted shares of our common stock granted on December 22, 2006, which vest in four equal installments commencing on November 15, 2007 and on each of the first three anniversaries thereafter; 15,000 restricted shares of our common stock granted on December 21, 2007, which vest in four equal installments commencing on November 15, 2008 and on each of the first three anniversaries thereafter; 15,000 restricted shares of our common stock granted on December 24, 2008, which vest in four equal installments commencing on November 15, 2009 and on each of the first three anniversaries thereafter; and 15,000 restricted shares of our common stock granted on December 27, 2009, which vest in four equal installments commencing on November 15, 2010 and on each of the first three anniversaries thereafter. The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the relevant grant agreement.

(5)
Includes 20,000 restricted shares of our common stock granted on December 22, 2006, which vest in four equal installments commencing on November 15, 2007 and on each of the first three anniversaries thereafter; 50,000 restricted shares of our common stock granted on December 21, 2007, which vest in four equal installments commencing on November 15, 2008 and on each of the first three anniversaries thereafter; 50,000 restricted shares of our common stock granted on December 24, 2008, which vest in four equal installments commencing on November 15, 2009 and on each of the first three anniversaries thereafter; and 50,000 restricted shares of our common stock granted on December 27, 2009, which vest in four equal installments commencing on November 15, 2010 and on each of the first three anniversaries thereafter. The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the relevant grant agreement.

(6)	Includes 2,500 restricted shares of our common stock granted on July 24, 2009 which vest on the earlier of July 24, 2010 or the date of the Company’s 2010 Annual Meeting of Shareholders.

(7)
These shares are owned of record by OCM Fleet Acquisition LLC.  Oaktree Capital Group Holdings GP, LLC (“Oaktree Group”) ultimately controls OCM Principal Opportunities Fund III, L.P. and OCM Principal Opportunities Fund IIIA, L.P., or the Oaktree funds.  Oaktree Group is a limited liability company managed by an executive committee, the members of which are Howard S. Marks, Bruce A. Karsh, Sheldon M. Stone, D. Richard Masson, Larry W. Keele, Stephen A. Kaplan (who is a director of the Company), John B. Frank, David Kirchheimer and Kevin L. Clayton.  Oaktree Group and each such person disclaim beneficial ownership of the shares listed except to the extent of its pecuniary interest in them. The Oaktree funds, of which Mr. Kaplan serves as portfolio manager, owns OCM Fleet Acquisition LLC, which in turn owns a nominal equity interest in Fleet Acquisition LLC.  OCM Fleet Acquisition LLC may be deemed to be affiliated with Oaktree Group by reason of the relationship of the Oaktree funds with Oaktree Group.  To the extent Mr. Kaplan participates in the process to vote or dispose of shares held by OCM Fleet Acquisition LLC, he may be deemed under certain circumstances to beneficially own those shares for purposes of Section 13 of the Securities Exchange Act of 1934. However, Mr. Kaplan disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Registration Rights Agreement

We entered into a registration rights agreement on July 15, 2005, with Fleet Acquisition LLC, pursuant to which we granted it, its affiliates and certain of its transferees, the right, under specified circumstances and subject to specified restrictions, including restrictions included in the lock-up agreements to which Fleet Acquisition is a party, to require us to register under the Securities Act shares of our common stock held by it. Under the registration rights agreement, these persons have the right to request us to register the sale of shares held by them on their behalf and may require us to make available shelf registration statements that will permit sales of shares into the market from time to time over an extended period. In addition, these persons have the ability to exercise certain piggyback registration rights in connection with registered offerings requested by shareholders or initiated by us.  To date, Fleet Acquisition LLC has exercised its registration rights with respect to 5,906,291 shares of our common stock, which were sold on February 20, 2007 and September 26, 2007 in two secondary offerings under our shelf registration statement on Form S-3.  Fleet Acquisition LLC currently owns 443,606 shares entitled to these registration rights.

Transactions with General Maritime Corporation

In June 2006, the Company made an employee performing internal audit services available to General Maritime Corporation (“GMC”), where the Company’s Chairman, Peter C. Georgiopoulos, also serves as Chairman of the Board.  For the year ended December 31, 2009, the Company invoiced $158,000 to GMC for the time associated with such internal audit services.  In addition, the Company incurred travel-related and miscellaneous expenditures during 2009 totaling $139,000.  These travel-related expenditures are reimbursable to GMC or its service provider.  At December 31, 2009, $40,000 was due the Company from GMC.

Transactions with Aegean Marine Petroleum Network, Inc.

During 2009, the Company entered into an agreement with Aegean Marine Petroleum Network, Inc. (“Aegean”) to purchase lubricating oils for six vessels in the Company's fleet.  Peter C. Georgiopoulos is Chairman of the Board of Aegean.  During the year ended December 31, 2009, Aegean supplied lubricating oils to the Company's vessels aggregating $230,000.  At December 31, 2009, $226,000 remained outstanding to Aegean.

Other Transactions

During 2009, the Company incurred legal services (primarily in connection with vessel acquisitions) aggregating $80,000 from Constantine Georgiopoulos, the father of Peter C. Georgiopoulos, Chairman of the Board. At December 31, 2009, $3,000 was outstanding to Constantine Georgiopoulos.

In February 2010, the Company paid $4,386 for the services of North Star Maritime, Inc. (“NSM”), a marine industry consulting firm owned and operated by Rear Admiral Robert C. North, one of our directors.  NSM specializes in international and domestic maritime safety, security and environmental protection issues.  No amounts were due to NSM at December 31, 2009.

Review and Approval of Transactions with Related Persons

In April 2007, our Board of Directors adopted a policy and procedures for review, approval and monitoring of transactions involving the Company and “related persons” (generally, directors and executive officers, director nominees, shareholders owning five percent or greater of any class of the Company’s voting securities, immediate family members of the foregoing).  The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest) and will be applied to any such transactions proposed after its adoption.

Related person transactions must be approved by the Board or by a committee of the Board consisting solely of independent directors, who will approve the transaction only if they determine that it is in the best interests of the Company.  In considering the transaction, the Board or committee will consider all relevant factors, including as applicable (i) the related person’s interest in the transaction; (ii) the approximate dollar value of the amount involved in the transaction; (iii) the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss; (iv) the Company’s business rationale for entering into the transaction; (v) the alternatives to entering into a related person transaction; (vi) whether the transaction is on terms no less favorable to the Company than terms that could have been reached with an unrelated third party; (vii) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; (viii) the overall fairness of the transaction to the Company; and (ix) any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.  If a director is involved in the transaction, he or she will not cast a vote regarding the transaction.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our Audit Committee has selected the firm of Deloitte & Touche LLP as Genco’s independent auditors to audit the financial statements of Genco for the fiscal year ending December 31, 2010 and recommends that shareholders vote for ratification of this appointment. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.

If the shareholders fail to ratify the selection, our Audit Committee will reconsider its selection of auditors. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such change would be in the best interests of Genco and its shareholders.

Fees to Independent Auditors for Fiscal 2009 and 2008

The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for fiscal 2009 and fiscal 2008 and fees billed for audit-related services, tax services and all other services rendered by Deloitte & Touche LLP for fiscal 2009 and fiscal 2008.  Amounts for fiscal 2009 include services performed for the benefit of our subsidiary, Baltic Trading Limited, in connection with its initial public offering.

Type of Fees	2009	2008
	($ in thousands)	($ in thousands)

Audit Fees	$584	$751
Audit-Related Fees	$198	$215
Tax Fees	$0	$0
All Other Fees	$0	$0
Total	$782	$966

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that the Company paid to the auditor for the audit of the Company’s annual financial statements included in its Form 10-K and review of financial statements included in its Form 10-Qs and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.  “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and include services associated with primary and secondary offerings of our common stock in the past two fiscal years and other matters related to our periodic public filings; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.

Pre-Approval Policy for Services Performed by Independent Auditor

The Audit Committee has responsibility for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee must pre-approve all permissible services to be performed by the independent auditor.

The Audit Committee has adopted an auditor pre-approval policy which sets forth the procedures and conditions pursuant to which pre-approval may be given for services performed by the independent auditor. Under the policy, the Committee must give prior approval for any amount or type of service within four categories:  audit, audit-related, tax services or, to the extent permitted by law, other services that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories at maximum pre-approved fee levels. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the auditor is best positioned to provide the most cost effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. The Audit Committee may delegate to one or more of its members authority to approve a request for pre-approval provided the member reports any approval so given to the Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION (ITEM 2 OF THE ENCLOSED PROXY CARD) OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS GENCO’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

SHAREHOLDER PROPOSALS

Shareholder proposals to be presented at the 2011 Annual Meeting of Shareholders must be received by Genco at its offices in New York, New York, addressed to the Secretary, not later than November 29, 2010, if the proposal is submitted for inclusion in Genco’s proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Act of 1934, or not earlier than November 14, 2010 and not later than January 13, 2011 if the proposal is submitted pursuant to Genco’s By-Laws.  Such proposals must comply with Genco’s By-Laws and the requirements of Regulation 14A of the 1934 Act.

In addition, Rule 14a-4 of the 1934 Act governs Genco’s use of its discretionary proxy voting authority with respect to a shareholder proposal that is not addressed in the proxy statement. With respect to Genco’s 2011 Annual Meeting of Shareholders, if Genco is not provided notice of a shareholder proposal on or after November 14, 2010, but not later than January 13, 2011, Genco will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the 1934 Act and the rules thereunder, Genco’s executive officers and directors and persons who own more than 10% of a registered class of Genco’s equity securities, or 10% holders, are required to file with the Securities and Exchange Commission reports of their ownership of, and transactions in, Genco’s common stock. Based solely on a review of copies of such reports furnished to Genco, and written representations that no reports were required, Genco believes that during the fiscal year ended December 31, 2009 its executive officers, directors, and 10% holders complied with the Section 16(a) requirements.

ANNUAL REPORT ON FORM 10-K

Genco will provide without charge a copy of its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2010 (without the exhibits attached thereto) to any person who was a holder of Genco common stock on the Record Date. Requests for the Annual Report on Form 10-K should be made in writing, should state that the requesting person held Genco common stock on the Record Date and should be submitted to John C. Wobensmith, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer of Genco, at 299 Park Avenue (20th Floor), New York, New York 10171.

CHARITABLE CONTRIBUTIONS

During fiscal year 2009, the Company did not make any contributions, to any charitable organization in which an independent director served as an executive officer, which exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

OTHER MATTERS

At the date of this proxy statement, management was not aware that any matters not referred to in this proxy statement would be presented for action at the Annual Meeting. If any other matters should come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John C. Wobensmith
John C. Wobensmith
Chief Financial Officer, Principal
Accounting Officer, Secretary and Treasurer

Dated:  March 29, 2010

APPENDIX A

Genco Shipping & Trading Limited

Audit Committee Charter
(As amended as of March 24, 2010)

This Audit Committee Charter (“Charter”) has been adopted by the Board of Directors (the “Board”) of Genco Shipping & Trading Limited (the “Company”).

Purpose

The Audit Committee (the “Committee”) assists the Board in its oversight of (1) the quality and integrity of the Company’s financial statements and its accounting and financial reporting practices, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence and (4) the performance of the Company’s internal audit function and independent auditors.  It may also have such other duties as may from time to time be assigned to it by the Board and are required by the rules and regulations of the Securities and Exchange Commission and The New York Stock Exchange (the “NYSE”).

The Committee shall maintain free and open communication (including periodic private executive sessions) with the independent auditors and Company management.  In discharging its oversight role, the Committee shall have full access to all Company books, records, facilities, personnel and outside professionals.  The Committee shall have the authority and shall receive necessary funding from the Company to retain special legal, accounting or other consultants or advisors employed by the Committee and shall obtain such advice and assistance from such special legal, accounting or other consultants or advisors as the Committee deems necessary.  The Committee shall have sole authority to approve related fees and retention terms.  Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board), and (iii) representations made by management and the independent auditors as to all audit and non-audit services provided by the independent auditors to the Company.

Membership and Structure

The Committee shall be comprised of at least three directors determined by the Board to meet the director and audit committee member independence requirements, subject to any applicable exemptions and phase-in provisions, and the financial literacy requirements of the NYSE.  At least one member of the Committee shall have accounting or related financial management expertise, as determined by the Board.  Appointment to the Committee, including the designation of the Chair of the Committee and the designation of any Committee members as “audit committee financial experts”, shall be made on an annual basis by the full Board.  The Chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, making regular reports to the Board, and maintaining regular liaison with the principal executive officer, chief financial officer and the lead independent audit partner.

Meetings of the Committee shall be held at such times and places as the Committee shall determine, including by written consent.  The Committee shall also periodically meet with the Company’s management, internal auditors (or other personnel responsible for the internal audit function) and independent auditors separately from the Board.

Responsibilities

The Committee’s role is one of oversight.  The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements.  Management  is responsible for maintaining appropriate accounting and financial reporting principles and practices and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The independent auditors are responsible for auditing the annual financial statements to be included in the Company’s Annual Report on Form 10-K and reviewing the Company’s quarterly financial statements prior to the filing of any quarterly report on Form 10-Q, and other procedures.

The Committee and the Board recognize that management and the independent auditors have more resources and time and more detailed knowledge and information regarding the Company’s accounting and financial reporting practices than do Committee members; accordingly the Committee’s oversight role does not provide any expert or special assurance as to the Company’s financial statements or any certification as to the work of the independent auditors.  Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors, or to assure compliance with laws and regulations.

Although the Board and the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below.  The Committee shall be responsible for:

•
The appointment, replacement, compensation, evaluation and oversight of the work of the independent auditors to be retained to audit the annual financial statements of the Company and review the quarterly financial statements of the Company.

•
Annually obtaining and reviewing the independent auditor’s formal written statement describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•
Annually obtaining from the independent auditors a formal written statement describing all relationships between the auditors and the Company and their independence as required by the Public Company Accounting Oversight Board (United States) Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence.  The Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships that may impact the objectivity and independence of the auditors, and shall consider whether the independent auditors’ provision of non-audit services to the Company, if any, is compatible with the auditors’ independence.

•
Reading the annual audited financial statements and quarterly financial statements and discussing them with management and the independent auditors.  These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Such discussions will include particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments and risk exposures that may have a material impact on the Company’s financial statements and the steps management has taken to monitor and control such exposures, and other such inquiries as the Committee, management or the independent auditors shall deem appropriate.  Based on this process, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K).  In connection with such reviews the Committee should ensure that the Independent Auditors have fulfilled their responsibilities under AICPA SAS 61 “Communication with Audit Committees.”

•	Preparing annually a report to be included in the Company’s proxy statement as required by the rules of the Securities and Exchange Commission, and submitting such report to the Board for approval.

•
Overseeing the relationship with the independent auditors, including discussing with the auditors the planning and staffing of the audit and the nature and rigor of the audit process, receiving and reading audit reports, discussing with the auditors any problems or difficulties the auditors may have encountered in carrying out their responsibilities and any management letters provided by the auditors and the Company’s response to such letters, and providing the auditors full access to the Committee and the Board to report on all appropriate matters.

•
Providing oversight of the Company’s accounting and financial reporting principles, policies, controls, procedures and practices, and reviewing significant changes to the foregoing as suggested by the independent auditors or management.

•
Establishing procedures for the receipt, retention and treatment of complaints from the Company’s employees on accounting, internal controls or auditing matters, as well as for confidential, anonymous submissions by the Company’s employees of concerns regarding questionable accounting or reporting matters.

•	Establishing clear hiring policies for employees or former employees of the external auditors.

•	Annually obtaining from the independent auditors a formal written statement of the fees billed for audit and non-audit services rendered by the independent auditors for the most recent fiscal year.

•
At the Committee’s discretion, discussing with management and independent auditors earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	Discussing with management policies with respect to risk assessment and risk management.

•
Discussing with management and/or the Company’s general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company’s financial statements or which might require disclosure therein, and any material reports or inquiries from regulatory or governmental agencies.

•	Regularly reporting its activities to the full Board and making such recommendations with respect to the above and any other matters as the Committee may deem necessary or appropriate.

Committee Performance

The Committee shall have the following duties and responsibilities with respect to the Committee’s performance:

1. The Committee shall, on an annual basis, evaluate its own performance under this charter and in accordance with the NYSE listing rules and all other applicable law.

2. The Committee shall review, at least annually, the adequacy of this charter and recommend to the Board for approval any proposed changes to this charter.

APPENDIX B

Genco Shipping & Trading Limited

Compensation Committee Charter
(As amended as of March 24, 2010)

 This Compensation Committee Charter (“Charter”) has been adopted by the Board of Directors (the “Board”) of Genco Shipping & Trading Limited (the “Company”).

Purpose

The purpose of the Compensation Committee (the “Committee”) is to (1) perform the functions described below under “Committee Duties and Responsibilities” in order to discharge the Board’s responsibilities relating to compensation of the Corporation’s executives and (2) to produce an annual report on executive compensation for inclusion in the Corporation’s proxy statement, in accordance with applicable rules and regulations.

Committee Membership

The Committee shall be comprised of at least two Directors who qualify as independent directors under the listing requirements of the New York Stock Exchange (“NYSE”). Committee members shall be appointed and removed by the majority vote of the Board, on the recommendation of the Nominating and Governance Committee.  Members shall serve on the Committee for (1) the duration of their current term on the Board, (2) until their resignation from the Board or the Committee or (3) until successors shall be duly elected and qualified.  No Committee member may be removed except by majority vote of the Board. Unless a chairperson of the Committee (the “Chairperson”) is elected by the Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership.

Committee Procedures

The Committee shall meet at least once a year and at such additional times as may be necessary to carry out its duties and responsibilities as set forth herein.  The Committee shall report its actions to the Board and keep written minutes of its meetings which shall be recorded and filed with the books and records of the Corporation.  The Committee shall have sole authority to retain any compensation consultant or firm to assist in the evaluation of director, principal executive officer or senior executive compensation, including the sole authority to approve such firm or person’s fees and other retention terms.

Committee Duties and Responsibilities

The Committee shall report regularly to the Board summarizing any significant issues considered by the Committee and any action it has taken.

The principal duties and responsibilities of the Committee are as follows:

1.
Review and approve corporate goals and objectives relevant to the compensation of the principal executive officer and other designated executive officers of the Corporation (the “Officers”) and after the evaluation of the Officers’ performance in light of those goals and objectives, set the compensation of each such Officer.

2.
Review, and make periodic recommendations to the Board with respect to, the general compensation, benefits and perquisites policies and practices of the Corporation including, without limitation, the Corporation’s incentive-compensation plans and equity-based compensation plans.

3.
Oversee the Corporation’s compliance with the rules of the NYSE with respect to the requirement for shareholder approval of equity compensation plans.  In circumstances in which equity-based compensation plans are not subject to shareholder approval, such plans shall be subject to Committee approval.

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4.
Produce an annual report on executive compensation for inclusion in the Company’s proxy statement, and otherwise report to the shareholders of the Company in accordance with the rules and regulations of the U.S. Securities and Exchange Commission.

5.	Review on an annual basis director compensation and benefits.

6.	Perform such other duties as the Board may assign to the Committee with respect to the Corporation’s compensation policies.

Committee Performance

The Committee shall have the following duties and responsibilities with respect to the Committee’s performance:

1.	The Committee shall, on an annual basis, evaluate its own performance under this charter and in accordance with the NYSE listing rules and all other applicable law.

2.	The Committee shall review, at least annually, the adequacy of this charter and recommend to the Board for approval any proposed changes to this charter.

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APPENDIX C

Genco Shipping & Trading Limited

Nominating and Corporate Governance Committee Charter
(As amended as of March 24, 2010)

This Nominating and Corporate Governance Committee Charter (“Charter”) has been adopted by the Board of Directors (the “Board”) of Genco Shipping & Trading Limited (the “Corporation”).

Purpose

The purpose of the Nominating and Corporate Governance Committee (the “Committee”) is to assist the Board in (1) identifying qualified individuals to become Board members, (2) monitoring a process to assess Board effectiveness, (3) determining the composition of the Board and its committees and (4) developing, recommending to the Board and implementing the Corporation’s corporate governance guidelines.

Committee Membership

The Committee shall be comprised of at least two Directors who qualify as independent directors under the listing requirements of the New York Stock Exchange (“NYSE”). Committee members shall be appointed and removed by the majority vote of the Board.  Members shall serve on the Committee for (1) the duration of their current term on the Board, (2) until their resignation from the Board or the Committee or (3) until successors shall be duly elected and qualified.  No Committee member may be removed except by majority vote of the Board. Unless a chairperson of the Committee (the “Chairperson”) is elected by the Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership.

Committee Procedures

The Committee shall meet at least once a year and at such additional times as may be necessary to carry out its duties and responsibilities as set forth herein.  The Committee shall report its actions to the Board and keep written minutes of its meetings which shall be recorded and filed with the books and records of the Corporation.  In discharging its role, the Committee shall have full access to all Corporate books, records, facilities, personnel and outside professionals.  The Committee may retain special legal, accounting or other consultants as advisors as it deems necessary for fulfillment of its responsibilities, and shall have sole authority to approve the fees and other retention terms of such consultants and advisors.  The Committee shall have the sole authority to retain and terminate any search firm used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms.

Committee Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

1.
Lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for shareholder approval at the annual meeting.  The Committee shall select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees of the Board, in collectively serving the long-term interests of the shareholders;

2.
Review the Board’s committee structure and to recommend to the Board for its approval directors to serve as members of each committee.  The Committee shall review and recommend committee slates annually and shall recommend additional committee members to fill vacancies as needed;

3.
Develop and recommend to the Board for its approval a set of corporate governance guidelines. The Committee shall review the guidelines on an annual basis, or more frequently, if appropriate, and recommend changes as necessary;

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4.	Oversee the evaluation of the Board and management;

5.	Review, at least annually, with the Corporation’s principal executive officer, the succession plans relating to the position of principal executive officer; and

6.	Perform such other duties as the Board may assign to the Committee with respect to the Corporation’s nominating and governance policies.

Committee Performance

The Committee shall have the following duties and responsibilities with respect to the Committee’s performance:

1.
The Committee shall report its actions and recommendations to the Board from time to time and shall, on an annual basis, evaluate its own performance under this charter and in accordance with the NYSE listing rules and all other applicable law.

2.	The Committee shall review, at least annually, the adequacy of this charter and recommend to the Board for approval any proposed changes to this charter.

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GENCO SHIPPING & TRADING LIMITED	VOTE BY INTERNET - www.proxyvote.com
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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Genco Shipping & Trading Limited, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M19937-P90315	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GENCO SHIPPING & TRADING LIMITED THE BOARD OF DIRECTORS OF GENCO RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.	For All ❒	Withhold All ❒	For All Except ❒	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. __________________________________
1. ELECTION OF DIRECTORS
Nominees:
01) Nathaniel C. A. Kramer
02) Mark F. Polzin

Vote on Proposal	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as the independent auditors of Genco for the fiscal year ending December 31, 2010.	❒	❒	❒

The shares represented by this proxy, when  properly executed, will be voted  in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR items 1 and2. If any other matters properly come before the  meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.   ❒

Please indicate whether you plan to attend the Annual Meeting    Yes ❒    No ❒

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants,  all parties in the joint tenancy  must sign. If a signer is a corporation,  please sign in full corporate  name  by duly authorized officer.

    _________________________________________________________       _______________________________________________

Signature [PLEASE SIGN WITHIN BOX]                                  Date                                            Signature (Joint Owners)          Date

Important Notice Regarding  Internet Availability of Proxy Materials for the Annual Meeting:
The Company's Notice and Proxy Statement for the 2010 Annual Meeting of Shareholders and its
2009 Annual Report to Shareholders are available at www.proxyvote.com

M19938-P90315

GENCO SHIPPING & TRADING LIMITED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS
MAY 13, 2010

The shareholder(s) hereby appoint(s) Robert Gerald Buchanan and John C. Wobensmith,  or either of them, as proxies, each with the power to appoint his substitute,  and hereby authorizes them to represent  and to vote, as designated  on the reverse side of this ballot, all of the shares of Common Stock of Genco Shipping & Trading Limited that the shareholder(s) is/are entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders to be held at 1:00 p.m. Eastern Time on Thursday, May 13, 2010, at the offices of Kramer  Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY, and any adjournment or postponement thereof, with all the powers the shareholders would possess if present at the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED,  WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S).    IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES  LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

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Address  Changes/Comments:________________________________________________________________________

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